Exhibit 99.2

SETTLEMENT AGREEMENT

This Settlement Agreement, dated April 30, 2014 (this “Agreement”), is by and among Abercrombie & Fitch Co. (the “Company”) and the entities and natural persons listed on Exhibit A hereto and their respective Affiliates (collectively, “Engaged”) (each of the Company and Engaged, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, Engaged is a stockholder of the Company and submitted a nomination letter to the Company on February 20, 2014 (the “Nomination Letter”) nominating five (5) director candidates to be elected to the Company’s board of directors (the “Board”) at the 2014 annual meeting of stockholders of the Company (the “2014 Annual Meeting”) and has taken certain actions in furtherance thereof; and

WHEREAS, the Company and Engaged have determined to come to an agreement with respect to the election of members of the Board at the 2014 Annual Meeting, certain matters related to the 2014 Annual Meeting and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Board Matters; Board Nominations; 2014 Annual Meeting; Committees; and Other Company Matters.

(a) Upon the execution of this Agreement, Engaged hereby:

(1) irrevocably withdraws its Nomination Letter and nominees, and any and all related materials and notices submitted to the Company in connection therewith; and

(2) irrevocably withdraws its demand for books and records and other materials pursuant to Section 220 of the Delaware General Corporation Law or otherwise and agrees further not to make any such demands of the Company or pursue any litigation related thereto against the Company, or to encourage, assist or cooperate with any third party with respect to any such demand(s) or litigation.

(b) The Company agrees that:

(1) prior to the mailing of the Company’s definitive proxy statement for the 2014 Annual Meeting, the Board shall take all necessary action to nominate Bonnie R. Brooks, Sarah M. Gallagher, Diane L. Neal and Stephanie M. Shern (collectively, the “New 2014 Nominees”), together with James Bachmann, Terry Burman, Michael Greenlees, Archie Griffin, Michael Jeffries, Arthur Martinez, Charles Perrin and Craig Stapleton (altogether, the “2014 Nominees”), for election as directors of the Company as part of the Company’s director slate of nominees for the 2014 Annual Meeting;

(2) the Board shall recommend that the stockholders of the Company vote to elect the New 2014 Nominees and shall solicit votes in favor of the election of the New 2014 Nominees in each case as and to the same extent as the Board solicits votes in favor of the other members of the Company’s director nominee slate for the 2014 Annual Meeting; and

(3) if Diane L. Neal or any Replacement Director (as defined below) is unable to serve as a director, resigns as a director or is removed as a director prior to the 2015 annual meeting of stockholders (the “2015 Annual Meeting”), and at such time Engaged beneficially owns in the aggregate at least 1% of the Company’s then-outstanding Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments), the Company and Engaged will discuss in good faith a mutual recommendation to the Nominating and Board Governance Committee of the Board (the “Governance Committee”) of the appointment of a substitute person to fill the resulting vacancy, which person will (i) be independent of Engaged, (ii) qualify as “independent” pursuant to New York Stock Exchange listing standards, and (iii) have relevant financial and business experience, all as determined by the Governance Committee. The appointment of any such person to the Board will be subject to the approval of the Governance Committee after exercising its fiduciary duties in good faith, which approval shall not be unreasonably withheld (any such replacement nominee appointed in accordance with the terms of this Section 1(b)(3) will be referred to herein as the “Replacement Director”). In the event the Governance Committee does not accept the Replacement Director mutually recommended by the Company and Engaged, the Company and Engaged will discuss in good faith the recommendation to the Governance Committee of a substitute person meeting the qualifications of a Replacement Director to be appointed as such. Upon the acceptance of a Replacement Director nominee by the Governance Committee, the Board will appoint such Replacement Director to the Board no later than five business days after the Governance Committee recommendation of such Replacement Director.

(c) At the 2014 Annual Meeting, Engaged will appear in person or by proxy at the 2014 Annual Meeting and vote all shares of Common Stock beneficially owned by it in favor of the 2014 Nominees.

(d) The Company will use its reasonable best efforts to hold the 2014 Annual Meeting no later than June 30, 2014.

(e) Each of the New 2014 Nominees shall be permitted to attend as an observer the regularly scheduled or special meeting of the Board or any meeting of the newly appointed independent directors of the Company occurring before the 2014 Annual Meeting. Notwithstanding the foregoing, (1) the Company shall be entitled to withhold any information and exclude the New 2014 Nominees from any meeting, or any portion thereof, as is reasonably determined by the Company to be necessary to protect the Company’s attorney-client privilege, or as otherwise may be appropriate until the New 2014 Nominees are elected to the Board, and (2) the New 2014 Nominees shall execute a confidentiality agreement in form and substance reasonably acceptable to the Company with respect to the information and discussions to which the New 2014 Nominees will have access. The Company represents that it has only one Board meeting regularly scheduled between the date hereof and the currently anticipated 2014 Annual Meeting.

(f) The Board agrees that at the first meeting of the Board following Diane L. Neal’s election to the Board, the Board will take all action necessary in furtherance of the appointment of Diane L. Neal to the Compensation Committee of the Board.

(g) Each nominee has acknowledged that all members of the Board, including the New 2014 Nominees, are required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s code of business conduct and ethics, securities trading policies, director confidentiality policies, and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions of matters considered in meetings of the Board or Board committees. Engaged shall provide the Company with such information concerning Engaged as is required to be disclosed under applicable law or stock exchange regulations, in each case as promptly as necessary to enable timely filing of the Company’s proxy statement.

2. Standstill. Engaged agrees that, from the date of this Agreement until the earlier of (i) the date that is ten (10) business days prior to the deadline for the submission of stockholder director nominations for the 2015 Annual Meeting pursuant to the Company’s bylaws or (ii) the date that is thirteen (13) months after the date of the 2014 Annual Meeting (the “Standstill Period”), neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates and Associates not to, directly or indirectly, in any manner (whether through third parties or otherwise):

(a) make, engage in or in any way participate in any solicitation of proxies or consents or become a “participant” in a “solicitation” as such terms are defined in Regulation 14A under the Exchange Act (as defined herein) of proxies or consents (including any solicitation of consents that seeks to call a special meeting of stockholders or take action by written consent in lieu of a meeting, regardless of whether or not permitted to do so under the Company’s organizational documents or applicable law), in each case, with respect to securities of the Company;

(b) seek or encourage any person to submit nominations in furtherance of a “contested solicitation” for the election of directors with respect to the Company, or seek, encourage or take any other action with respect to the election or removal of any directors (including pursuing or encouraging any “withhold” or similar campaign), or otherwise seek to advise, influence or control the management (or any change thereof), governance, policies, business or affairs of the Company; provided, however, that if, at the beginning of the Search Period (as defined below), Engaged beneficially owns in the aggregate at least 1% of the Company’s then-outstanding Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments), Engaged may, beginning no earlier than January 1, 2015 (the “Search Period”), to the extent it reasonably determines necessary, privately identify potential director candidates in connection with the 2015 Annual Meeting on a confidential basis and without contacting any shareholder (or any other person other than the candidates themselves) regarding potential director candidates or regarding Engaged’s interest in or intent to identify director candidates (it being understood that Engaged may use a third-party director search firm to facilitate identification of potential candidates, but shall not disclose the Company’s name to such third-party director search firm); provided, further, that Engaged shall require each potential director candidate to enter into a confidentiality agreement prior to identifying the Company or engaging in any substantive discussions regarding the Company with any such potential director candidate and, provided, further, that Engaged shall continue to abide by all of the other provisions of this Section 2 and Section 4 hereof during the Search Period;

(c) seek, alone or in concert with others, representation on the Board or other change in the composition of the Board, including through submitting any director nominations or participating in any “stockholder access” or “proxy access” regime that may become applicable to the Company;

(d) seek to advise, encourage, support or influence any person with respect to the voting, giving or withholding of any proxy, consent, or other authority with respect to the securities of the Company (except such advice, encouragement, support or influence that is consistent with the Company’s recommendations on such matters) or the acquisition or disposition of any such securities;

(e) (1) make any proposal (binding or non-binding) for consideration by stockholders at any annual or special meeting of stockholders of the Company or participate in any proposal made by any third party, (2) conduct a referendum of stockholders, (3) make a request for any stockholder list materials or any books and records of the Company or any of the Company’s Affiliates or Associates whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise or (4) (i) make any offer, recommendation, plan, purpose or proposal (with or without conditions) or, subject to the proviso in Section 4 hereof, public comment with respect to any share repurchase, dividend, self-tender or other change in capitalization, merger, acquisition, recapitalization, restructuring, disposition or other business combination or extraordinary transaction in the case of any of the foregoing involving the Company or any of the Company’s Affiliates or Associates, or any subsidiary, business or division of the foregoing, or (ii) make any offer, recommendation, plan, proposal or public comment with respect to any change in the management or material change in the business of the Company, or, in the case of any of the foregoing clauses (1) – (4), encourage, initiate or support any other third party in any such activity;

(f) seek to have the Company or any of its Affiliates or Associates waive or make amendments or modifications to its respective charter, bylaws or other applicable governing documents, or other actions that may impede or facilitate the acquisition of control of such Company, or such Company Affiliate or Associate, by any person;

(g) form, join or in any way participate in any partnership, limited partnership, syndicate or other group, including any “group” within the meaning of Section 13(d) of the Exchange Act, with respect to the Common Stock (other than a “group” that includes all or some of the entities identified on Exhibit A, but does not include any other entities not identified on Exhibit A as of the date hereof);

(h) institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement;

(i) grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the members of Engaged that is otherwise in accordance with this Agreement;

(j) take any action that would, or would reasonably be expected to, require Engaged or the Company to make a public announcement or disclosure regarding any of the types of the matters addressed in this Section 2;

(k) contact or communicate with any director of the Company relating to the Company, its business or personnel, other than the Chairman of the Board, without the prior approval of the Chairman of the Board, or contact any executive officer of the Company other than in the ordinary course in a manner similarly available to other shareholders;

(l) disclose that Engaged voted contrary to the recommendation of the Board on any matter other than as permitted by the proviso to Section 4 hereof;

(m) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to the matters set forth in this Section 2 or take or seek to take, or cause to seek to cause or solicit others to take, any action inconsistent with this Section 2; or

(n) make any request or submit any proposal to amend or waive the terms of this Agreement other than through non-public communications with the Chairman that would not be reasonably likely to trigger public disclosure obligations for any Party.

3. Notice of 2015 Annual Meeting. The Company agrees that in the event that the Company schedules the 2015 Annual Meeting for a date that is more than twenty-five (25) days before the one-year anniversary of the 2014 Annual Meeting, the Company shall provide Engaged prior written notice no less than five (5) business days prior to the day on which such notice of the date of the 2015 Annual Meeting is first mailed or such public disclosure of the date of the 2015 Annual Meeting is first made.

4. Mutual Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period, or if earlier, until such time as the other Party or any of its agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall have breached this Section 4, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors, shall in any way publicly or privately disparage, call into disrepute, comment negatively upon, criticize or otherwise defame or slander the other Party or such other Party’s subsidiaries, affiliates, successors, assigns, officers (including any former officer of a Party or a Party’s subsidiaries), directors (including any former director of a Party or a Party’s subsidiaries), employees, stockholders, agents, attorneys or representatives; provided, however, that nothing herein shall limit the ability of Engaged to announce its views and its vote on any Board-approved publicly announced proposals relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company or other business combination involving the Company, so long as such announcement is limited to the merits of any such matter and does not disparage the Company’s directors or officers in connection with such matter, including the decision to pursue, approve or propose such matter.

5. Public Announcement. Engaged and the Company shall announce this Agreement and the material terms hereof by means of a mutually agreed press release in the form attached hereto as Exhibit B (the “Press Release”) as soon as practicable but in no event later than 9:00 a.m., New York City time, on May 1, 2014. Until the 2014 Annual Meeting, neither the Company nor Engaged nor the New 2014 Nominees shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other Party. Engaged acknowledges that the Company may file this Agreement and the associated Press Release with the SEC on a Current Report on Form 8-K.

6. Expenses. The Company shall reimburse Engaged for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the matters related to the 2014 Annual Meeting and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $325,000 in the aggregate.

7. Representations and Warranties of the Company. The Company represents and warrants to Engaged that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

8. Representations and Warranties of Engaged. Engaged represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by Engaged, is a valid and binding obligation of Engaged, enforceable against Engaged in accordance with its terms, and that Exhibit A sets forth a true and complete list of all Affiliates and Associates of Engaged. Engaged further represents and warrants that, as of the date of this Agreement, Engaged beneficially owns 442,132 shares of common stock of the Company (the “Common Stock”) and, except for such shares, does not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of the Common Stock, whether or not any of the foregoing would give rise to beneficial ownership, and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement). Engaged agrees that it will cause its Affiliates and Associates (including for the avoidance of doubt its partners, investment professionals and other employees) to comply with the terms of this Agreement.

9. Definitions. For purposes of this Agreement:

(a) the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall include all persons that at any time during the term of this Agreement become Affiliates or Associates of any applicable person referred to in this Agreement;

(b) the terms “beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person shall also be deemed to be the beneficial owner of all shares which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares which such person or any of such person’s Affiliates or Associates has or shares the right to vote or dispose;

(c) the term “including” shall mean including, without limitation; and

(d) the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

10. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section:

if to the Company:

Abercrombie & Fitch Co.

6301 Fitch Path

New Albany, Ohio 43054

Attention: Robert E. Bostrom

Senior Vice President, General Counsel & Corporate Secretary

Facsimile: (614) 283-8961

Email: Robert_Bostrom@abercrombie.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attention: Mark Gordon

                  Sabastian V. Niles

Facsimile: (212) 403-2000

Email: MGordon@wlrk.com

            SVNiles@wlrk.com

Jones Day

North Point

901 Lakeside Avenue

Cleveland, OH 44114

Attention: Lyle G. Ganske

Facsimile: (216) 579-0212

Email: LGanske@jonesday.com

if to Engaged:	Engaged Capital, LLC 610 Newport Center Drive, Suite 250 Newport Beach, CA 92660 Attention: Glenn Welling Facsimile: (949) 734-7901 Email: Glenn@engagedcapital.com with a copy to:

Olshan, Frome & Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, NY 10022

Attention: Steve Wolosky

                Andrew Freedman

Facsimile: (212) 451-2222

Email: SWolosky@olshanlaw.com

                    AFreedman@olshanlaw.com

11. Specific Performance; Remedies. The Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, EACH OF THE PARTIES HERETO (A) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY AND (B) AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

12. Jurisdiction. The Parties irrevocably agree that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware (or, if any such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and any appellate court therefrom. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

13. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

14. Counterparts. This Agreement may be executed in two (2) or more counterparts which together shall constitute a single agreement.

15. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Company and Engaged and is not enforceable by any other persons.

16. No Waiver. No failure or delay by either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

17. Entire Understanding. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the Parties.

18. Interpretation and Construction. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

Abercrombie & Fitch Co.

By:	/s/ Robert E. Bostrom
Name:	Robert E. Bostrom
Title:	Senior Vice President, General Counsel
& Corporate Secretary

Engaged Capital Master Feeder I, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

Engaged Capital Master Feeder II, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

Pulse LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

[Signature Page to Agreement]

Engaged Capital I, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

Engaged Capital I Offshore, Ltd.

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Director

Engaged Capital II, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

Pulse Ltd.

By:	Engaged Capital, LLC Investment Adviser

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

[Signature Page to Agreement]

Engaged Capital, LLC

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Managing Member and Chief Investment Officer

Engaged Capital Holdings, LLC

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Sole Member

/s/ Glenn W. Welling
Glenn W. Welling

[Signature Page to Agreement]

EXHIBIT A

Engaged Capital Master Feeder I, LP

Engaged Capital Master Feeder II, LP

Engaged Capital I, LP

Engaged Capital II, LP

Engaged Capital I Offshore, Ltd.

Pulse LP

Pulse Ltd.

Engaged Capital, LLC

Engaged Capital Holdings, LLC

Glenn W. Welling

All Engaged Capital partners, investment professionals and employees

EXHIBIT B

ABERCROMBIE & FITCH NOMINATES FOUR NEW INDEPENDENT DIRECTORS

FOR ELECTION TO THE BOARD FOR TOTAL OF SEVEN NEW INDEPENDENT

DIRECTOR NOMINEES IN 2014

Majority of Abercrombie & Fitch Board to Comprise New Independent Directors

Abercrombie & Fitch Enters into Settlement Agreement with Engaged Capital

New Albany, Ohio, April 30, 2014: Abercrombie & Fitch Co. (NYSE: ANF) (the “Company”) today announced that it will nominate for election to its Board of Directors four new independent director candidates: Bonnie R. Brooks, Sarah M. Gallagher, Diane L. Neal and Stephanie M. Shern. The Board retained a third-party search firm to assist in the search process for new independent directors with relevant experience.

Incumbent directors Arthur C. Martinez, James B. Bachmann, Terry L. Burman, Michael E. Greenlees, Archie M. Griffin, Michael S. Jeffries, Charles R. Perrin and Craig R. Stapleton will stand for reelection at the 2014 Annual Meeting of Stockholders and the other four incumbent directors will not stand for reelection. With these changes, the Abercrombie & Fitch Board of Directors will comprise 12 directors, 11 of whom are independent, seven of whom have been added since January 2014, and all of whom are elected annually. The Company will present its director nominees in its definitive proxy materials, which will be filed with the Securities and Exchange Commission in due course.

“Our new director nominees each bring strong and relevant backgrounds, and will add valuable experience and perspective to the Abercrombie & Fitch Board,” said Arthur Martinez, Non-Executive Chairman of the Board. “These actions will further enhance the Board and management team’s focus, including strengthening the business, executing on the Company’s strategic plans, and succession planning, as Abercrombie & Fitch moves into the next phase of its growth. I would like to take this opportunity to thank Lauren Brisky, Kevin Huvane, Jack Kessler and Liza Lee for their distinguished service to Abercrombie & Fitch.”

The Company and Engaged Capital have entered into a settlement agreement pursuant to which Engaged Capital has agreed to withdraw its notice of nomination of directors for election and will vote its shares in support of all of the Company’s director nominees at the 2014 Annual Meeting and abide by customary standstill provisions.

“We are very pleased to have worked constructively with the Company to this end and are delighted with the addition of these four new independent directors with significant retail and apparel experience, who together with the other three new directors, now make up a majority of the Board,” said Glenn Welling, Founder and CIO of Engaged Capital. “Since January, the Company has added seven new directors, appointed a new Chairman of the Board and terminated its shareholder rights plan. We believe these changes position the reconstituted Board to set a new direction for the Company and execute upon an agenda focused on shareholder value creation.”

The Abercrombie & Fitch Board is committed to the highest standards of corporate governance and to continued engagement with stockholders. The Company noted that today’s announcement builds on a number of previously announced actions the Board has taken to ensure that the Company is operating with the highest standards of corporate governance. In January 2014, the Company:

•	Added three independent directors to the Board: Arthur C. Martinez, former Chairman and CEO of Sears, Roebuck and Co., Terry L. Burman, former CEO of Signet Jewelers Ltd. and Charles R. Perrin, former Chairman and CEO of Avon Products, Inc.;

•	Separated the roles of Chairman and Chief Executive Officer;

•	Appointed Arthur C. Martinez as Non-Executive Chairman; and

•	Accelerated the expiration of the Company’s preferred stock purchase rights from the close of business on July 16, 2018 to the close of business on January 28, 2014.

In addition, the Company recently:

•	Adopted written duties of the Non-Executive Chairman of the Board;

•	Created the new position of Chief Operating Officer and promoted Jonathan E. Ramsden, the Company’s Executive Vice President and Chief Financial Officer, to fill this position which will enable Mr. Ramsden to play an expanded role in working with the CEO Michael S. Jeffries in managing the overall execution of the Company’s long-range strategic plan;

•	Appointed Joanne C. Crevoiserat to serve as Executive Vice President and Chief Financial Officer. Ms. Crevoiserat has previously served in significant senior management and finance roles, including at Kohl’s Inc., Wal-Mart Stores and May Department Stores and as CFO of the Filene’s, Foley’s, and Famous-Barr brands;

•	Made significant changes to executive compensation arrangements, reflecting extensive input from stockholders;

•	Adopted majority voting in an uncontested director election;

•	Declassified the Board of Directors;

•	Adopted Stock Ownership Guidelines for executive officers and directors;

•	Adopted director resignation policies for (1) failure to obtain majority support in an uncontested director election or (2) a major job change;

•	Adopted a director retirement policy;

•	Recommended and stockholders adopted an annual “Say on Pay” vote to facilitate transparency and communication among stockholders, directors and members of the management team;

•	Implemented a stringent “Clawback” policy that allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant;

•	Incorporated a comprehensive derivatives and hedging policy within the Company’s Insider Trading Policy that prohibits directors and officers, among others, from engaging in hedging transactions with respect to any equity securities of the Company held by them; and

•	Adopted a policy that prohibits directors and officers, among others, from pledging any equity securities of the Company held by them.

About Bonnie R. Brooks

Since February 2014, Ms. Brooks has served as Vice Chair of Hudson’s Bay Company, a North American retailer based in Toronto that offers a wide selection of branded merchandise in Canada and the United States through five banners. Previously, she served as President of Hudson’s Bay Company and before that, as President and Chief Executive Officer of Hudson’s Bay Department Stores. Prior to her tenure with Hudson’s Bay Company, Ms. Brooks served as President of Lane Crawford Joyce Group Ltd. in Hong Kong. Ms. Brooks currently serves as a director of Empire Company Ltd., a Canadian company whose key businesses include food retailing and related real estate development; as a member of the board of trustees of RioCan Real Estate Investment Trust; and as the Chair of the Board of Trustees of Royal Ontario Museum. Previously, she also served as a director of Indigo Books & Music, Inc., a Canadian retail bookstore chain.

About Sarah M. Gallagher

Ms. Gallagher served as President of Ralph Lauren North America E-Commerce and prior to that as President of Ralph Lauren Media LLC, Polo.com. She joined Ralph Lauren Media in 2001, when e-commerce was a joint venture with NBC and Ralph Lauren Corporation. After establishing Ralph Lauren’s web presence, including RalphLauren.com and Rugby.com in the United States, Ms. Gallagher and the U.S. digital team collaborated with the European digital team to oversee Ralph Lauren’s expansion into European markets. Prior to her tenure with the Ralph Lauren organization, Ms. Gallagher served as Senior Vice President of the Banana Republic Direct and Gap Direct divisions of Gap, Inc.

About Diane L. Neal

Ms. Neal currently provides consulting services and serves on the Board of Directors of Fossil Group, Inc. Ms. Neal most recently served as Chief Executive Officer of Bath & Body Works. Prior to that, she served as President and Chief Operating Officer of Bath & Body Works. Before joining Bath & Body Works, Ms. Neal served as President of the Outlet Division for Gap Inc. Prior to joining Gap Inc., Ms. Neal spent 22 years with Target Corporation in multiple divisions, including Dayton’s Department Stores (now Macy’s), Mervyn’s, Target Sourcing Services and Target Stores. Ms. Neal also currently serves on the Boards of Directors of two private companies: Giggle, a retail chain for babies and infants; and Soft Surroundings, a retailer of women’s clothing.

About Stephanie M. Shern

Mrs. Shern was the Vice Chairman and Global Director of Retail and Consumer Products for Ernst & Young LLP and a member of Ernst & Young’s board and management committee in the United States. As a partner with Ernst & Young, she served various clients in the retail and consumer sectors. Mrs. Shern is a CPA and a member of the American Institute of CPAs and the New York State Society of CPAs. Mrs. Shern is currently a director of Koninklijke Ahold N.V. (Royal Ahold) and a director of GameStop Corp., where she also serves as the lead independent director. Mrs. Shern also serves as a director of The Scotts Miracle-Gro Company.

The complete agreement between Abercrombie & Fitch and Engaged Capital will be filed in a Form 8-K with the Securities and Exchange Commission.

About Abercrombie & Fitch

Abercrombie & Fitch Co. is a leading global specialty retailer of high-quality, casual apparel for men, women and kids with an active, youthful lifestyle under its Abercrombie & Fitch, abercrombie kids, Hollister Co. and Gilly Hicks brands. At the end of the 2013 fiscal year, the Company operated 843 stores in the United States and 163 stores across Canada, Europe, Asia and Australia. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.

About Engaged Capital

Engaged Capital, LLC, (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of under-valued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

IMPORTANT ADDITIONAL INFORMATION

Abercrombie & Fitch Co., its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with Abercrombie`s 2014 Annual Meeting of Stockholders. Abercrombie intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Abercrombie stockholders. ABERCROMBIE STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company`s directors and executive officers in the Company`s stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company`s website (www.abercrombie.com) in the section “Investors” or through the SEC`s website at www.sec.gov. Information can also be found in the Company`s other SEC filings, including the Company`s definitive proxy statement for the 2013 Annual Meeting, its Annual Report on Form 10-K for the year ended February 1, 2014. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company`s 2014 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC`s website at www.sec.gov. Copies will also be available at no charge at the Company`s website at http://www.abercrombie.com/anf/investors/investorrelations.html or by writing to Abercrombie & Fitch at 6301 Fitch Path, New Albany, Ohio 43054.

Media Contact:

Andy Brimmer / Andrew Siegel / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investor Contact:

Brian Logan

Abercrombie & Fitch

(614) 283-6877

Investor_Relations@abercrombie.com